EXHIBIT 10.2

OFFICER'S CERTIFICATE

The undersigned, William Robinson, Chief Executive Officer of Success Entertainment Group International, Inc., a Nevada corporation (the “Company”), in connection with the authorization and issuance of the 6% secured convertible promissory note in the aggregate principal amount of $112,000.00 in accordance with the securities purchase agreement dated July 7, 2020 (the “Purchase Agreement”), by and among the Company and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company, hereby certifies that:

1. I am the duly appointed Chief Executive Officer of the Company.

2. The representations and warranties made by the Company in the Purchase Agreement are true and correct in all material respects as of the date of this Officer’s Certificate. The capitalization of the Company described in the Purchase Agreement has not changed as of the date hereof.

3. As of the date hereof, the Company has satisfied and duly performed all of the conditions and obligations specified the Purchase Agreement to be satisfied on or prior to the Closing Date (as defined in the Purchase Agreement) or such conditions and obligations have been waived expressly in writing signed by the purchaser.

4. The Company has complied with or, if compliance prior to Closing (as defined in the Purchase Agreement) is not required, promptly following the Closing the Company will comply with, the filing requirements in respect of this transaction under (a) Regulation D under the Securities Act of 1933, as amended (the “1933 Act”) (and applicable Blue Sky regulations) and (b) the Securities Exchange Act of 1934, as amended.

5. There has been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Company’s most recent financial statements filed with the United States Securities and Exchange Commission, other than losses and matters which would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Purchase Agreement).

6. The Company is qualified as a foreign corporation in all jurisdictions in which the Company owns or leases properties, or conducts any business except where failure of the Company to be so qualified would not have a Material Adverse Effect.

7. To the best of my knowledge and belief, no officer, director, owner of ten percent (10%) or more of the common stock, or other affiliate of the Company has been convicted within the previous ten (10) years of any felony in connection with the purchase or sale of any security, nor been subject to a United States Postal Service false representation order within the past ten (10) years.

8. The Company is an operating company, and is not a shell company. If the Company has previously been a shell company, it has since filed Form 10 information (supporting the claim that it is no longer a shell company), reported that it is no longer a shell company, filed all required reports for at least twelve consecutive months after the filing of the respective Form 10 information, and has therefore complied with Rule 144(i)(2).

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IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of July 7, 2020.

By:
Name:	William Robinson
Title:	Chief Executive Officer

[SIGNATURE PAGE TO OFFICER’S CERTIFICATE]

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